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                                                                  Exhibit 10(z)2


                                   AMENDMENTS
                                     TO THE
                                 MINNESOTA POWER
                 EXECUTIVE LONG TERM INCENTIVE COMPENSATION PLAN


     Set forth below are amendments to the Minnesota Power Executive Long Term Incentive Compensation Plan (the "Plan") dated January 1, 1996, each authorized and effective as of the date indicated:

1.   Effective May 11, 1999, Section 4.1 is amended to read as follows:

     Subject to Section 4.2 herein, the total number of Shares available for grant under the Plan shall not exceed (a) two million, one hundred thousand (2,100,000) Shares as constituted at the time of the annual meeting of stockholders on May 14, 1996, (before the two-for-one stock split which became effective March 2, 1999) plus (b) two million, five hundred thousand (2,500,000) Shares as constituted at the time of the annual meeting of stockholders on May 11, 1999, reduced by the number of Shares as to which Options or Shares have been granted or issued since that time. Shares may be (i) authorized but unissued Shares of common stock, or (ii) Shares purchased on the open market. Shares underlying lapsed or forfeited Grants, Grants that are not paid in stock, previously acquired Shares tendered to exercise an Option or Shares withheld in accordance with Section 16.2 to satisfy tax withholding obligations may be re-used for other Grants. Shares purchased on the open market shall increase the number of Shares available for grant under the Plan.

2.   Effective May 11, 1999 Section 6.1 is amended to read as follows:

     GRANT OF OPTIONS. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Employee at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each participant (subject to Article 4 herein) and consistent with the provisions of the Plan, in determining the terms and

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     conditions pertaining to such Options; PROVIDED,  HOWEVER, the maximum number of Shares subject to Options which may be granted to any single Participant during any one calendar year is three hundred thousand (300,000). The Committee may grant ISOs, NQSOs or a combination thereof.

3. Effective May 11, 1999, the second paragraph of Section 7.1 is amended to read as follows:

     The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs; PROVIDED, HOWEVER, the maximum number of SARs which may be granted to any single Participant during any one calendar year is forty thousand (40,000).

4.   Effective May 11, 1999, Section 9.1 is amended to read as follows:

     GRANT OF PERFORMANCE UNITS AND PERFORMANCE SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Employee at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Grants; PROVIDED, HOWEVER, the maximum payout to any single Participant with respect to Performance Units granted in any one calendar year shall be 200% of base salary determined at the earlier of the beginning of the Performance Period and at the time the performance goals are set by the Committee and with respect to Performance Shares shall be forty thousand (40,000) Shares.

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5.   Effective  with  respect  to Options exercised  on  or after July 1, 1999 a second paragraph of Section 6.1 is added to read as follows:

     The Committee may provide that a Participant who exercises all or part of an Option by payment of the Option Price with already owned Shares, shall be granted an additional Option (an "Ownership Retention Option") for a number of Shares of stock equal to the number of Shares tendered to exercise the previously granted Option. As determined by the Committee, each Ownership Retention Option shall (a) have a grant date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the terms and condition as set by the Committee, except that the Option Price shall be determined as of the Ownership Retention Option grant date.

6. Effective with respect to Options exercised on or after July 1, 1999, the third paragraph of Section 6.6 is amended to read as follows:

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering, either by actual or constructive delivery, previously acquired Shares having an aggregate fair market value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price), (c) by Share withholding or (d) by a combination of (a), (b), and/or (c).

7.   Effective  with  respect  to  Grants  exercised  on  or after July 1, 1999,
Section 12 is amended to read as follows:

     The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due such Participant by virtue of (1) the exercise of any SAR or Option or (2) the satisfaction of any requirements or goals with respect to any Grants. If any such deferral election is permitted, the Committee

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     shall, in its sole discretion, establish rules and procedures for such payment deferrals.

8. Effective with respect to Grants on or after July 1, 1999, Section 18.6 is added to read as follows:

     CODE SECTION 162(m). The Committee may provide in a Grant Agreement that, in the event Code Section 162(m), or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company for all or part of any payment of a Grant under the Plan, a Participant's receipt of the portion that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Participant's remuneration either does not exceed the limit set forth in Code Section 162(m) or is not subject to Code Section 162(m).

9. Effective September 1, 2000, the first paragraph of Section 1.1, is amended to read as follows:

     ESTABLISHMENT OF THE PLAN. ALLETE, Inc., a Minnesota corporation, formerly Minnesota Power & Light Company (hereinafter referred to as the "Company"), hereby establishes an outside incentive compensation plan to be known as the "ALLETE Executive Long Term Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of nonqualified stock options (NQSO), incentive stock options (ISO), stock appreciation rights (SAR), restricted stock, performance units, performance shares and other grants.

10.  Effective September 1, 2000, Section 2.7 is amended to read as follows:

     "COMPANY" means ALLETE, Inc., a Minnesota corporation, formerly known as Minnesota Power & Light Company, or any successor thereto as provided in Article 17 herein.

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11.  Effective January 23, 2002, Section 2.31 is amended to read as follows:

     "RETIREMENT" shall, with respect to a Participant, have the meaning ascribed to such term in the tax qualified retirement plan maintained by the Company or subsidiary for the benefit of such Participant. In the event Participant is eligible for benefits under more than one such tax qualified retirement plan, the earliest date provided under any of said plans shall be the meaning ascribed under this Plan.

12.  Effective May 14, 2002, Section 4.1 is amended to read as follows:

     Subject to Section 4.2 herein, the total number of Shares available for grant under the Plan shall not exceed (a) two million, one hundred thousand (2,100,000) Shares as constituted at the time of the annual meeting of stockholders on May 14, 1996 (before the two-for-one stock split which became effective March 2, 1999), plus (b) two million, five hundred thousand (2,500,000) Shares as constituted at the time of the annual meeting of stockholders on May 11, 1999, plus (c) three million (3,000,000) Shares as constituted at the time of the annual meeting of shareholders on May 14, 2002 reduced by the number of Shares as to which Options or Shares have been granted or exercised since that time. Shares may be (i) authorized but unissued Shares of common stock, or (ii) Shares purchased on the open market. Shares underlying lapsed or forfeited Grants, Grants that are not paid in stock, previously acquired Shares tendered to exercise an Option or Shares withheld in accordance with Section 16.2 to satisfy tax withholding obligations may be re-used for other Grants. Shares purchased on the open market shall increase the number of Shares available for grant under the Plan.

13. Effective October 16, 2002, Section 2.12 is amended to remove the words "full time" from the definition of Employee.

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14.  Effective January 22, 2003, the 2nd  Paragraph  of  Section 6.1, which  was added to the Plan effective for Options exercised on or after July 1, 1999, is deleted in its entirety, thereby terminating the availability of Ownership Retention Options.



                                    ALLETE, Inc.
                                    formerly Minnesota Power & Light Company


                                    By:      /s/ Philip R. Halverson
                                             -----------------------------------
                                             Philip R. Halverson
                                             Corporate Secretary, Vice President
                                             and General Counsel




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